Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Fiscal 2019 Operating Results

July 31, 2019	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) today announced its financial results for the fiscal year ended May 31, 2019.

For the year ended May 31, 2019, the Company reported consolidated revenue of $13,810,161, compared to $13,888,063 and $12,397,643 for 2018 and 2017, respectively. The decline in year-over-year revenue was primarily due to the Measurement segment decline in revenue of $131,791.

Our Balancer segment revenue in Fiscal 2019 increased to $9,080,719, compared to $9,026,830 and $7,082,474 for 2018 and 2017, respectfully. The continued growth in 2019 is due to growth in Asian markets while the 2018 growth is a reflection of expansion into the European markets. While there is a concern tariffs could impact our sales into the Asia market, we have only seen a marginal impact to date.

Our Measurement segment revenue in Fiscal 2019 decreased to $4,729,442, compared to $4,861,233 and $5,315,169 for 2018 and 2017, respectively. The decrease in revenue is a reflection of two discontinued products lines, which the Company initiated in 2017, and a reduction in Acuity sales due to the loss of key sales staff at the end of Fiscal 2018. The Company is taking steps to address the sales staffing levels and to move Acuity from a products-based business to a solutions-based business.

Within the Measurement segment, Xact products and services in the “Internet of Things” industry continues to grow with monitoring revenue increasing 16.2% to $1,367,329 in Fiscal 2019, compared to $1,176,323 and $1,022,208 for 2018 and 2017, respectively. The Company is currently exploring strategic investments and partnerships in the Xact line to further expand this growth.

Gross margin decreased to 36.1% for Fiscal 2019 from 43.7% in Fiscal 2018. This decrease is due, in part, to the inventory adjustments of $(407,558) and $(189,990) recorded during the third and fourth quarters of Fiscal 2019. These inventory adjustments were the outcome of new management’s requirement to complete an in-depth review of the inventory across the Company’s three product lines, with standards of the review focused on more current turnover. The adjustments are direct charges to cost of sales and resulted in a reduction of gross margin from 40.5%, before adjustment, to 36.1% for Fiscal 2019.

Operating expenses for Fiscal 2019 increased to $5,992,759, compared to $5,909,942 and $5,874,491 for 2018 and 2017, respectively. These results include non-recurring reorganization, legal and other professional expenses of $752,481 incurred during Fiscal 2019 that were not incurred during the prior year. Excluding non-recurring costs, operating expenses reduced significantly from Fiscal 2018 to Fiscal 2019.

Adjusted EBITDA, which excludes the non-recurring reorganization, legal and other professional expenses and the inventory reserve adjustment, was $469,985 for Fiscal 2019 as compared to Adjusted EBITDA of $443,194 for Fiscal 2018.

Net loss was $(1,106,991), or $(0.27) per fully diluted share, for Fiscal 2019 as compared to net income of $210,639, or $0.06 per fully diluted share, for 2018. Excluding non-recurring reorganization costs and inventory adjustments, non-GAAP EPS for Fiscal 2019 was $0.06 per fully diluted share compared to $0.06 per fully diluted share for 2018.

The Company finished the year with $1,411,732 of cash, compared to $1,168,930 for third quarter ended February 28, 2019.

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Michael Zapata, Executive Chairman and President, commented, “Fiscal 2019 was as a transitional year for Schmitt. We have used the past six months to re-evaluate our policies and procedures, including the inventory carried. Although the fourth quarter inventory adjustment was larger than we expected, we believe it was the right decision and a necessary step to streamline and focus our operations.”

“Despite the re-organization costs and adjustments, I believe our cash position has hit an inflection point as the Company has shifted its focus to profitability. Moving forward, we are focused on investing in high return on investment projects in our world-class business lines to maximize profit and grow shareholder value.”

“Strategically, the Board continues to evaluate options to monetize our real estate and maximize shareholder value. We look forward to our annual meeting this Fall to discuss further,” Zapata added.

Summary data for the three months ended May 31, 2019 and 2018:

	Three Months Ended May 31,
	2019	2018	Change ($)	Change (%)
Total revenues, net	$3,784,049	$3,794,677	$(10,628)	-0.3%
Balancer segment	2,579,271	2,587,776	(8,505)	-0.3%
Measurement segment	1,204,778	1,206,901	(2,123)	-0.2%
Gross margin	33.7%	42.6%
Operating expenses	$1,423,975	$1,377,430	46,545	3.4%
Net income (loss)	$(164,713)	$225,936	(390,649)
Net income (loss) per fully diluted share	$(0.04)	$0.06

Summary data for the fiscal year ended May 31, 2019 and 2018:

	Fiscal Years Ended May 31,
	2019	2018	Change ($)	Change (%)
Total revenues, net	$13,810,161	$13,888,063	$(77,902)	-0.6%
Balancer segment	9,080,719	9,026,830	53,889	0.6%
Measurement segment	4,729,442	4,861,233	(131,791)	-2.7%
Gross margin	36.1%	43.7%
Operating expenses	$5,992,759	$5,909,942	82,817	1.4%
Net income (loss)	$(1,106,991)	$210,639	(1,317,630)
Net income (loss) per fully diluted share	$(0.27)	$0.06

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Reconciliation of Adjusted Net Income and Non-GAAP EPS:

	Three Months Ended May 31, 2019	Fiscal Year Ended May 31, 2019
Net loss	$(164,713)	$(1,106,991)
Inventory reserve adjustment	189,990	597,548
Non-recurring reorganization, legal and other professional expenses	115,034	752,481

Adjusted net income (non-GAAP)	$140,311	$243,038

Non-GAAP earnings per fully diluted share	$0.03	$0.06

Reconciliation of EBITDA to Adjusted EBITDA:

	Fiscal Year Ended May 31, 2019	Fiscal Year Ended May 31, 2018
Net loss	$(1,106,991)	$210,639
Provision for income taxes	26,439	25,915
Depreciation and amortization	188,348	205,239
Interest expense	12,160	1,401

EBITDA	(880,044)	443,194
Inventory reserve adjustment	597,548	0
Non-recurring reorganization, legal and other professional expenses	752,481	0

Adjusted EBITDA (non-GAAP)	$469,985	$443,194

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

About Schmitt Industries

Schmitt Industries, Inc. (“Schmitt” or the “Company”), founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through our SBS®, Acuity® and Xact® product lines, which are reported in two business segments. In the Balancer segment, our SBS product line provides computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry. In the Measurement segment, our Acuity line provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, Executive Chairman and President or Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	May 31, 2019	May 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,411,732	$2,053,181
Restricted cash	55,703	58,352
Accounts receivable, net	1,996,240	2,047,032
Inventories	5,019,044	5,710,888
Prepaid expenses	150,975	148,924

	8,633,694	10,018,377

Property and equipment, net	839,374	770,915

Other assets
Intangible assets, net	392,185	496,768

TOTAL ASSETS	$9,865,253	$11,286,060

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$496,362	$1,024,256
Accrued commissions	200,116	194,797
Accrued payroll liabilities	239,476	188,568
Other accrued liabilities	390,551	358,790
Income taxes payable	491	3,993
Current portion of long-term liabilities	20,828	0

Total current liabilities	1,347,824	1,770,404

Long-term liabilities	28,543	0

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 4,032,878 shares issued and outstanding at May 31, 2019 and 3,994,545 shares issued and outstanding at May 31, 2018	13,157,394	13,085,652
Accumulated other comprehensive loss	(527,828)	(536,307)
Accumulated deficit	(4,140,680)	(3,033,689)

Total stockholders’ equity	8,488,886	9,515,656

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,865,253	$11,286,060

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND FISCAL YEARS ENDED MAY 31, 2019 AND 2018

(UNAUDITED)

	Three Months Ended May 31,		Fiscal Years Ended May 31,
	2019	2018	2019	2018
Revenues, net	$3,784,049	$3,794,677	$13,810,161	$13,888,063
Cost of sales	2,510,079	2,177,377	8,820,903	7,822,749

Gross profit	1,273,970	1,617,300	4,989,258	6,065,314

Operating expenses:
General, administration and sales	1,411,628	1,303,120	5,863,719	5,582,625
Research and development	12,347	74,310	129,040	327,317

Total operating expenses	1,423,975	1,377,430	5,992,759	5,909,942

Operating loss	(150,005)	239,870	(1,003,501)	155,372
Other income (expense), net	(7,583)	(7,254)	(77,051)	81,182

Income (loss) before income taxes	(157,588)	232,616	(1,080,552)	236,554
Provision for income taxes	7,125	6,680	26,439	25,915

Net income (loss)	$(164,713)	$225,936	$(1,106,991)	$210,639

Net income (loss) per common share, basic	$(0.04)	$0.06	$(0.28)	$0.06

Weighted average number of common shares, basic	4,032,878	3,994,545	4,005,795	3,422,724

Net income (loss) per common share, diluted	$(0.04)	$0.06	$(0.27)	$0.06

Weighted average number of common shares, diluted	4,067,222	4,041,797	4,049,546	3,460,339